Final Transcript
Apr. 26. 2007 / 4:45PM ET, MCRS - Q3 2007 MICROS System Earnings Conference Call

news
Release Date: April 26, 2007	Contact:	Peter J. Rogers, Jr.
Senior Vice President, Investor Relations
MICROS Systems, Inc.
443-285-8059
progers@micros.com

MICROS REPORTS FISCAL 2007 THIRD QUARTER RESULTS:
REVENUE, NET INCOME AND EPS EXCEED EXPECTATIONS;
RECORD THIRD QUARTER REVENUE, NET INCOME AND EPS

Columbia, Maryland ... MICROS Systems, Inc. (Nasdaq:MCRS), a leading supplier of information systems to the hospitality and retail industries, today announced the results for its fiscal 2007 third quarter ended March 31, 2007.

FINANCIAL HIGHLIGHTS

-Revenue for the quarter was $200.6 million, an increase of $29.4 million, or 17.2%, over the same period last year.  Revenue for the nine-month period was $564.1 million, an increase of $77.0 million, or 15.8% over the same period last year.  Revenue exceeded consensus expectations and was above MICROS’s third quarter guidance.

-Net income for the quarter was $19.5 million, an increase of $3.9 million, or 24.7% over the same period last year.  Net income for the nine-month period was $52.6 million, an increase of $10.4 million, or 24.7% over the same period last year.  Without giving effect to Financial Accounting Standard (FAS) No. 123 (R), “Share-based Payments”, net income for the quarter, excluding the share-based payment charge (non-GAAP measure), was $22.3 million, an increase of $4.6 million, or 25.6% over the year ago period.  Net income for the nine-month period, before the share-based payment charge (non-GAAP measure), was $59.9 million, an increase of $12.7 million, or 26.8% over the year ago period.

-Diluted earnings per share (EPS) for the quarter was $0.47 per share, an increase of $0.09 per share, or 23.7% over the same period last year.   Diluted EPS for the nine-month period was $1.28 per share, an increase of $0.24 per share, or 23.1% over the same period last year.  Without giving effect to FAS No. 123 (R), diluted EPS for the quarter, excluding the share-based payment charge (non-GAAP measure), was $0.54 per share, an increase of $0.10 per share, or 22.7% over year ago period.  Diluted EPS for the nine-month period, before the share-based payment charge (non-GAAP measure), was $1.45 per share, an increase of $0.29, or 25.0% over the year ago period.

-Net income and diluted EPS, before and after the share-based payment charge, exceeded consensus expectations and were above our previous guidance.

-MICROS’s financial results were Company records for the third fiscal quarter.

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Final Transcript
Apr. 26. 2007 / 4:45PM ET, MCRS - Q3 2007 MICROS System Earnings Conference Call

Tom Giannopoulos, MICROS’s Chairman and CEO, stated, “We are extremely pleased with our financial results and note that our quarterly revenue exceeded $200 million for the first time in our Company’s history. Our ongoing investments in product development, distribution channels and acquisitions provide us an expanding platform for continued growth.”

Guidance for the fiscal 2007 year ending June 30, 2007 remains the same: revenue between $778.0 million and $781.0 million; net income between $78.3 million and $80.3 million, or diluted EPS of $1.90 to $1.94; and non-GAAP net income, excluding the currently projected share-based payment charge for the fiscal year, between $86.5 million and $88.7 million, or non-GAAP diluted EPS between $2.10 and $2.14.

MICROS’s stock is traded through NASDAQ under the symbol MCRS.  Some of the statements contained herein not based on historic facts are forward-looking statements that involve risks and uncertainties.  An example of a forward looking statement includes the statements in the paragraphs where MICROS provides guidance for its fiscal 2007 year ending June 30, 2007, and Mr. Giannopoulos’s quote.  MICROS is subject to, among others, the following uncertainties and risks: product demand and market acceptance; impact of competitive products and pricing on margins; product development delays and technological difficulties; controlling expenses as MICROS continues to expand; the ability to obtain on acceptable terms the right to incorporate in MICROS’s products and services technology patented by others; the risk that there are actual or perceived security vulnerabilities in MICROS’s products; adverse results in legal disputes resulting in liabilities that exceed reserves; unanticipated tax liabilities; the effects of terrorist activity and armed conflict; the effects of major environmental disasters; weakening in general economic conditions that adversely affect demand for computer hardware or software; and currency fluctuations.

All information in this release is as of April 26, 2007.  MICROS undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MICROS’s expectations.

For further information regarding risks and uncertainties associated with MICROS’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business and Investment Risks” sections of MICROS’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting MICROS’s investor relations department at 443-285-8059 or at MICROS’s website at http://www.micros.com.

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Final Transcript
Apr. 26. 2007 / 4:45PM ET, MCRS - Q3 2007 MICROS System Earnings Conference Call

news
Release Date: April 26, 2007	Contact:	Peter J. Rogers, Jr.
SVP, Investor Relations
443-285-8059

MICROS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - in thousands, except per share amounts)

	Third Quarter Ended March 31,		Nine Months Ended March 31,
	2007	2006	2007	2006
Revenue:
Hardware	$58,541	$56,087	$168,144	$152,585
Software	34,032	28,788	94,540	85,045
Service	107,983	86,266	301,448	249,493
Total revenue	200,556	171,141	564,132	487,123
Cost of sales:
Hardware	37,745	38,234	107,981	103,371
Software	7,597	6,051	21,593	18,458
Service	50,199	41,773	142,020	119,978
Total cost of sales	95,541	86,058	271,594	241,807
Gross margin	105,015	85,083	292,538	245,316
Selling, general and administrative expenses	62,316	51,834	177,773	151,492
Research and development expenses	8,761	6,475	23,412	19,162
Depreciation and amortization	2,961	2,450	9,122	7,557
Stock option expense (*)	3,763	2,402	9,273	6,502
Total operating expenses	77,801	63,161	219,580	184,713
Income from operations	27,214	21,922	72,958	60,603
Non-operating income, net	2,731	1,430	7,357	2,608
Income before taxes, minority interests and equity in net earnings of affiliates	29,945	23,352	80,315	63,211
Income tax provision	10,156	7,589	26,893	20,544
Income before minority interests and equity in net earnings of affiliates	19,789	15,763	53,422	42,667
Minority interests and equity in net earnings of affiliates	(339)	(169)	(844)	(517)
Net income	$19,450	$15,594	$52,578	$42,150
Net income per common share - diluted	$0.47	$0.38	$1.28	$1.04
Weighted-average number of shares outstanding - diluted	41,673	40,730	41,196	40,648

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Final Transcript
Apr. 26. 2007 / 4:45PM ET, MCRS - Q3 2007 MICROS System Earnings Conference Call

Reconciliation of GAAP Net Income and EPS to Net Income and EPS before share-based payment charge, i.e. stock option expense:
Net income	$19,450	$15,594	$52,578	$42,150
Add back:
(*) Stock option expense:
Cost of Sales	0	25	0	25
Stock option expense included in operating expenses:
Selling, general and administrative expenses (“SG&A”)	2,862	2,329	8,132	6,359
SG&A - non-recurring	719	0	719	0
Research and development expenses	182	73	422	143
	3,763	2,402	9,273	6,502
Total stock option expense	3,763	2,427	9,273	6,527
Subtract:
Total tax effect on stock option expense	867	227	1,981	1,472
Net income (before share-based payment charge) / Non-GAAP	$22,346	$17,794	$59,870	$47,205
Net income per common share-diluted (before share-based payment charge) / Non-GAAP	$0.54	$0.44	$1.45	$1.16

We believe the inclusion of the above non-GAAP measure, excluding the effect of share-based payment charge, will be useful to investors because it will enhance the comparability of our results in recent periods to results in periods prior to our adoption of FAS 123(R). We also believe inclusion of this measure will enhance comparability of our results to results of our competitors, particularly those who did not adopt FAS 123(R) during one or more periods included in their public filings, and to the analysts’ forecast because the analysts continue to forecast excluding the effect of share-based payment charge, the non-GAAP measure. In addition, our management uses this measure to evaluate our operating performance and compare our performance to those of our competitors. Management also uses this measure as a metric to measure performance under our executive compensation program.

The Company notes that non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Among the limitations on the use of the non-GAAP measure are the following:
•	The exclusion of non-cash share-based payment charges can have a significant impact on reported GAAP net income and reported GAAP diluted net income per share.
•	Other companies may utilize non-cash share-based payments to a significantly greater or lesser degree in relation to overall compensation than MICROS.
•	Other companies may calculate non-GAAP net income and non-GAAP net income per share differently than MICROS does, limiting the usefulness of those measures for comparative purposes.

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Final Transcript
Apr. 26. 2007 / 4:45PM ET, MCRS - Q3 2007 MICROS System Earnings Conference Call

MICROS SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
 (Unaudited - in thousands)

	March 31,	June 30,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$301,101	$237,222
Accounts receivable, net	180,174	141,159
Inventories, net	44,229	46,637
Deferred income taxes	18,700	16,649
Prepaid expenses and other current assets	28,689	15,485
Total Current Assets	572,893	457,152
Property, plant and equipment, net	26,977	23,794
Deferred income taxes, non-current	11,569	16,192
Goodwill	140,425	98,581
Intangible assets, net	16,044	10,427
Purchased and internally developed software costs, net	37,759	38,328
Other assets	4,357	3,383
Total assets	$810,024	$647,857

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Bank lines of credit	$2,879	$2,134
Accounts payable	34,097	36,022
Accrued expenses and other current liabilities	109,025	84,897
Current portion of capital lease obligations	427	89
Income taxes payable	7,480	12,416
Deferred income taxes	199	227
Deferred service revenue	92,406	68,246
Total current liabilities	246,513	204,031

Capital lease obligations, net of current portion	401	424
Deferred income taxes, non-current	15,527	14,998
Other non-current liabilities	9,663	8,146
Minority interests	4,014	3,142
Commitments and contingencies

Shareholders’ equity:
Common stock	508	487
Capital in excess of par	155,083	100,723
Retained earnings	355,426	302,848
Accumulated other comprehensive income	22,889	13,058
Total shareholders’ equity	533,906	417,116
Total liabilities and shareholders’ equity	$810,024	$647,857

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